POWER OF ATTORNEY

The undersigned, a director and/or officer of Cooper-Standard Automotive Inc., an Ohio corporation, (“Registrant”) hereby constitutes and appoints James S. McElya, Allen J. Campbell and Timothy W. Hefferon, each or any of them, his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any market-maker Registration Statement on Form S-1 (or any other applicable and appropriate form) relating to the Registrant’s 7% Senior Notes due 2012 and its 8 3/8% Senior Subordinated Notes due 2014, and any amendments (including post-effective amendments) to such registration statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended and to file the same, with all the exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises as fully, to all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has duly executed this instrument as of the 18th day of April, 2008.

/s/ James S. McElya	/s/ S.A. Johnson
James S. McElya	S.A. Johnson
Director	Director

/s/ Gerald J. Cardinale	/s/ Gary L. Convis
Gerald J. Cardinale	Gary L. Convis
Director	Director

/s/ Jack Daly	/s/ Michael F. Finley
Jack Daly	Michael F. Finley
Director	Director

/s/ Leo F. Mullin	/s/ James A. Stern
Leo F. Mullin	James A. Stern
Director	Director

/s/ Kenneth L. Way	/s/ James S. McElya
Kenneth L. Way	James S. McElya
Director	Chief Executive Officer

/s/ Allen J. Campbell
Allen J. Campbell
Chief Financial Officer